SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use by the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       ADVANCED TISSUE SCIENCES, INC.
                       ------------------------------
             (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
     (5)  Total fee paid:

          -------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -------------------------------------------------------------------
     (2)  Form Schedule or Registration Statement No.:

          -------------------------------------------------------------------
     (3)  Filing Party:

          -------------------------------------------------------------------
     (4)  Date Filed:

          -------------------------------------------------------------------

                        ADVANCED TISSUE SCIENCES, INC.

                        ------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 20, 1998
                        ------------------------------


To the Stockholders of Advanced Tissue Sciences, Inc.:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037 on Wednesday, May 20, 1998 at 10:00 A.M. Pacific Daylight Savings Time for the following purposes:

     1. to elect eight directors to serve for the term of one year or until their respective successors have been elected and qualified;

     2. to approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     3. to transact such other business as may properly come before the Annual Meeting.

     The close of business on March 31, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof and only stockholders of record at such time will be so entitled to vote.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, stamped envelope. It will assist us in keeping down the expenses of the Annual Meeting if all stockholders return their signed proxies promptly, whether they own a few shares or many shares.

     A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR REPRESENTED IN PROXY, IN ORDER TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO THE COMPANY OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES.

YOUR VOTE IS IMPORTANT.

                                 BY ORDER OF THE BOARD OF DIRECTORS,




                                 Richard A. Fink
                                 Secretary


La Jolla, California
April 17, 1998

                        ADVANCED TISSUE SCIENCES, INC.

                            -----------------------

                                PROXY STATEMENT

                            -----------------------


     This proxy statement and the enclosed proxy card are furnished in connection with the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Advanced Tissue Sciences, Inc. (the "Company") which will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California, on Wednesday, May 20, 1998 at 10:00 A.M. Pacific Daylight Savings Time. Stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     On March 31, 1998, there were 39,323,373 shares of Common Stock, $.01 par value per share, issued and outstanding. Each share of Common Stock is entitled to one vote. A majority of the shares of Common Stock entitled to vote will constitute a quorum.

     The enclosed proxy is being solicited by members of the Company's Board of Directors and is revocable at any time prior to its exercise. A proxy may be revoked by delivery of a written revocation to the Secretary of the Company, by presentation of a subsequent proxy, properly signed, or by attendance at the Annual Meeting and voting in person.

     Proxies will be solicited by mail and telephone by the Company and Morrow & Co., 909 Third Avenue, New York, New York 10022, which has been engaged by the Company for a fee of $4,500, plus expenses, for this purpose. The Company will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding the Company's proxy materials to beneficial owners. All costs associated with the solicitation of proxies will be borne by the Company. Proxies in the accompanying form that are properly executed, duly returned to the management and not revoked will be voted as specified thereon.

     This proxy statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, are scheduled to be mailed commencing on or about April 23, 1998 to stockholders of record on March 31, 1998.

     The principal executive offices of the Company are located at 10933 North Torrey Pines Road, La Jolla, California 92037.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, for the election of a Board of Directors consisting of the eight nominees named herein to hold office as directors until the next annual meeting or until their respective successors shall be elected and qualified. If any nominee shall be unable to serve, the proxies will be voted for a substitute person nominated by the directors. The holders of a majority of shares of Common Stock voting at the Annual Meeting in person or by proxy, assuming such shares constitute a quorum, will be able to elect all of the directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW.

DIRECTORS AND NOMINEES



    Name                    Age               Position
    ----                    ---               --------
Arthur J. Benvenuto          54        Chairman of the Board of Directors
                                       and Chief Executive Officer

Dr. Gail K. Naughton         42        Director, President and Chief Operating
                                       Officer

Jerome E. Groopman, M.D.     46        Director and Chairman of the Company's
                                       Scientific Advisory Board

Jack L. Heckel               66        Director

Ronald L. Nelson             45        Director

Dayton Ogden                 53        Director

David S. Tappan, Jr.         75        Director

Dr. Gail R. Wilensky         54        Director


     Arthur J. Benvenuto has been Chairman of the Board and Chief Executive Officer since September 1995 and had been Chairman of the Board, President and Chief Executive Officer of the Company since June 1988. Prior to joining the Company, Mr. Benvenuto was associated with Eli Lilly & Company for more than twenty years. Mr. Benvenuto served as President and General Manager of Eli Lilly Canada, Inc. from October 1986 to June 1988 and was President and Chief Executive Officer of IVAC Corporation, an Eli Lilly & Company medical device subsidiary, from January 1982 to September 1986. Prior to January 1982, Mr. Benvenuto was the Director and then the Vice President of Marketing and Sales at IVAC Corporation. Mr. Benvenuto also held various positions in marketing planning, human resources and sales management within the pharmaceutical division of Eli Lilly & Company. He received his B.S. in Pharmacy from St. John's University. Mr. Benvenuto currently serves as a director of Project HOPE.

     Gail K. Naughton, Ph.D., a co-founder of the Company and a co-inventor of its core technology, has been a Director of the Company since its inception and has been President and Chief Operating Officer of the Company since September 1995. Prior to September 1995, Dr. Naughton had been Executive Vice President and Chief Operating Officer of the Company since June 1991. Dr. Naughton served as Senior Vice President and Chief Scientific Officer of the Company from January 1989 to June 1991, and Principal Scientist of the Company from its inception to December 1988. Dr. Naughton received her M.S. in histology in 1978 and her Ph.D. in Basic Medical Sciences from New York University Medical Center in 1981, and completed her post-doctoral training at New York University Medical Center in the Department of Dermatology. Dr. Naughton was an Assistant Professor of Research at New York University Medical Center for two years prior to joining City University of New York in 1985.
Dr. Naughton's primary fields of research include cell and tissue culture technology, dermatology and hematology. Dr. Naughton holds numerous issued patents and has been extensively published in the field of tissue engineering. Dr. Naughton is on the advisory boards of the Department of Bioengineering at

Johns Hopkins University and The Georgia Institute of Technology, and is a member of the industrial liaison board at the University of California, San Diego, The Georgia Institute of Technology, The Massachusetts Institute of Technology and the University of Washington. Dr. Naughton is a member of the Board of Directors of Scripps Bank in La Jolla, California, the San Diego Burn Institute and The Charles H. and Anna S. Stern Foundation.

     Jerome E. Groopman, M.D. has been a Director of the Company since May 1993. Since October 1996, Dr. Groopman has been Chief, Division of Experimental Medicine, Beth Israel Deaconess Medical Center, having been Chief, Division of Hematology/Oncology, New England Deaconess Hospital since 1985. Dr. Groopman holds the Dina and Raphael Recanati Professorship in Medicine at Harvard Medical School and has been a Professor of Medicine, Harvard Medical School since 1993. Dr. Groopman's primary expertise is in human retroviruses, specifically in the AIDS virus, and in cell communication. Dr. Groopman has served on the Biological Response Modifers Advisory Committee to the Food and Drug Administration and as an advisor to the National Heart Lung Blood Institute.

     Jack L. Heckel has been a Director of the Company since September 1990. Mr. Heckel served as President and Chief Operating Officer of GenCorp Inc., a technology-based company with strong positions in aerospace, automotive and related polymer products from January 1987 until his retirement in November 1993. Mr. Heckel served as Chairman of the Board of Aerojet, a division of GenCorp Inc., from 1985 to January 1987, and as President prior to 1985. Mr. Heckel serves as a director of the WD-40 Company and Applied Power, Incorporated.

     Ronald L. Nelson became a Director of the Company in June 1997. Mr. Nelson is a founding member of the senior management team of DreamWorks SKG, a multi-media entertainment company. Mr. Nelson has served as head of finance for DreamWorks since November 1994. Prior to joining DreamWorks, Mr. Nelson was affiliated with Paramount Communications (formerly Gulf & Western, Inc.) from 1979 to 1994, serving as Executive Vice President and Chief Financial Officer from January 1990 to March 1994. In 1992, Mr. Nelson was elected to the Paramount Communications Board of Directors and served as a Director until March 1994.

     Dayton Ogden became a Director of the Company in September 1996. Mr. Ogden was named President of Spencer Stuart Worldwide, an international executive search firm, in October 1996 after having previously served as Chief Executive Officer of Spencer Stuart for nine years. Mr. Ogden serves as a director of the American Business Conference, Project HOPE and the Directors' Institute, an executive education joint venture between The Wharton School of Business and Spencer Stuart, which trains new directors in corporate governance. Mr. Ogden is a frequent contributor to the annual corporate governance conference at the J.L. Kellogg Graduate School of Management at Northwestern University.

     David S. Tappan, Jr. has been a Director of the Company since October 1992. Mr. Tappan served as Chairman of the Board and Chief Executive Officer of Fluor Corporation, an international engineering, construction and technical services company, from 1984 until his retirement in 1990. Mr. Tappan is a director of Genentech, Inc. and Allianz Insurance Company. Mr. Tappan also is a trustee for the University of Southern California and The Scripps Research Institute.

     Gail R. Wilensky, Ph.D. has been a Director of the Company since January 1993. Since January 1993, Dr. Wilensky has been serving as a Senior Fellow at Project HOPE. From March 1992 to January 1993, Dr. Wilensky served in the Bush Administration as Deputy Assistant to the President for Policy Development, responsible for advising the President on health and welfare issues. Prior to her tenure in the White House, from January 1990 to March 1992, Dr. Wilensky served as the Administrator of the Health Care Financing Administration (HCFA) in the Department of Health and Human Services, where she directed the Medicare and Medicaid programs. From April 1983 to January 1990, Dr. Wilensky was Vice President, Division of Health Affairs at Project HOPE. Dr. Wilensky is an elected member of the Institute of Medicine of the National Academy of Sciences. Dr. Wilensky is currently chairperson of the Medicare Payment Advisory Commission and has also served as a member of the Physician Payment Review Commission and the Health Advisory Committee of the General Accounting Office. Dr. Wilensky serves as a director of Pharmerica, Inc. (formerly Capstone Pharmacy), NeoPath, Inc., Quest Diagnostics Incorporated, Shared Medical Systems Corporation, St. Jude Medical, Inc., Syncor International Corporation and United HealthCare Corporation.

     Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified.

     On March 31, 1998, the directors and all officers of the Company beneficially owned in the aggregate 4,569,364 shares of the Company's Common Stock, including 2,973,932 shares subject to the exercise of stock options exercisable or becoming exercisable within 60 days. This aggregate ownership represents approximately 10.8% of the total outstanding shares, including shares deemed to be beneficially owned. See "Principal Stockholders."

BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 1997, the Board of Directors held six meetings. All directors participated in at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served, except for Dr. Wilensky who attended 73% of such meetings. The committees of the Board of Directors include the Audit Committee, the Compensation and Stock Option Committee (the "Compensation Committee") and the Nominating and Corporate Governance Committee.

     The Audit Committee recommends the appointment of the independent auditors for the Company, reviews and approves the scope of the annual audit undertaken by the independent auditors and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent auditors and the adequacy of the Company's internal control procedures. The Audit Committee met four times during the year ended December 31, 1997. The current members of the Audit Committee are Jack L. Heckel (Chairman), Ronald L. Nelson and Dr. Gail R. Wilensky.

     The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements for the Company's officers and key employees and reviews and recommends compensation plans. In addition, the Compensation Committee administers the Company's 1997 Stock Incentive Plan (the "1997 Plan") and determines the key employees to be granted options under such plan and the number of shares to be granted. The Compensation Committee also determines the individuals and other entities to be granted warrants which are issued other than pursuant to the Company's stock option plan, including the number of shares, and the terms and conditions with respect to which such warrants are granted. The Compensation Committee met four times during the year ended December 31, 1997. The current members of the Compensation Committee are David S. Tappan, Jr. (Chairman), Jack L. Heckel and Dayton Ogden.

     The Nominating and Corporate Governance Committee's primary function is to assist the Board of Directors in identifying and recommending candidates with the appropriate qualifications and experience to serve on the Company's Board of Directors. In addition, the Nominating and Corporate Governance Committee reviews and, as appropriate, makes recommendations with respect to such topics as corporate governance and performance of the Board of Directors. During 1997, meetings of the Nominating and Corporate Governance Committee were held as part of the Board of Directors' regular quarterly meetings. The full Board of Directors serves on the Nominating and Corporate Governance Committee with Dayton Ogden as Chairman.

Director Compensation.  Each member of the Board of Directors who is not an
----------------------
officer or employee of the Company receives travel and expense reimbursement and $1,000 in connection with attending regular or special (except for telephonic) meetings of the Board of Directors or Compensation, Audit or Nominating and Corporate Governance Committees of the Board of Directors. Dr. Groopman also receives $20,000 annually in connection with services rendered to the Company as Chairman of the Scientific Advisory Board. In addition, under the 1997 Plan, each non-employee member of the Board of Directors is automatically granted a non-statutory stock option to purchase 50,000 shares of Common Stock at an exercise price equal to 100% of the market price of the Common Stock at the time of initial election or appointment to the Board of Directors. The options are immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the non-employee director's cessation of Board service prior to vesting in those shares. The shares subject to the option become vested and the Company's repurchase rights lapse in three successive equal annual installments measured from the grant date. Under the 1997 Plan, each non-employee director will receive an additional 50,000 share option grant upon re-election to the Board of Directors at each Annual Meeting of Stockholders in the year during which the final installment of his or her last previous grant vests. Upon his election to the Board of Directors in 1997, Mr. Nelson received such an automatic 50,000 share option grant. These options are exercisable at $11.31 per share and will vest in annual equal installments over three years.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 31, 1998, certain information as to the stock ownership of each of (a) the Company's directors and director nominees, (b) the Named Executive Officers under "Executive Compensation - Summary Compensation Table," (c) each person who is known by the Company to own beneficially more than 5% of the Company's voting securities and (d) all directors, nominees and executive officers as a group.



                                                            BENEFICIAL OWNERSHIP    PERCENTAGE OF
   NAME AND ADDRESS                                        OF COMMON STOCK AS OF    COMMON STOCK
   BENEFICIAL OWNER                    POSITION              MARCH 31, 1998 (1)    OUTSTANDING (2)
-----------------------------     -----------------------  ---------------------   ---------------
Arthur J. Benvenuto               Chairman of the Board of     2,250,000   (3)          5.5%
Advanced Tissue Sciences, Inc.    Directors and Chief
10933 North Torrey Pines Road     Executive Officer
La Jolla, CA 92037

Dr. Gail K. Naughton              Director, President and      1,560,000   (4)          3.9%
Advanced Tissue Sciences, Inc.    Chief Operating Officer
10933 North Torrey Pines Road
La Jolla, CA 92037

Jerome E. Groopman, M.D.          Director and Chairman of       103,333   (5)           *
Beth Israel Deaconess Medical     Company's Scientific
  Center                          Advisory Board
One Deaconess Road
Boston, MA 02215

Jack L. Heckel                    Director                       112,890   (6)           *
27390 Oak Knoll Drive
Bonita Springs, FL 33923

Ronald L. Nelson                  Director                        70,000   (7)           *
DreamWorks SKG
100 Universal City Plaza
Universal City, CA 91608

Dayton Ogden                      Director                        37,208   (8)           *
Spencer Stuart
695 East Main Street
Stamford, CT 06901

David S. Tappan, Jr.              Director                       100,000   (9)           *
620 Newport Center Drive
Newport Beach, CA 92660

Dr. Gail R. Wilensky              Director                        86,333   (10)          *
Project HOPE
7500 Old Georgetown Road
Bethesda, MD 20814


                         (Continued on following page)




                                                            BENEFICIAL OWNERSHIP    PERCENTAGE OF
   NAME AND ADDRESS                                        OF COMMON STOCK AS OF    COMMON STOCK
   BENEFICIAL OWNER                    POSITION              MARCH 31, 1998 (1)    OUTSTANDING (2)
------------------------------    ------------------       ---------------------   ---------------
Terry E. Gibson                   Vice President,                 75,000   (11)          *
Advanced Tissue Sciences, Inc.    Operations
10933 North Torrey Pines Road
La Jolla, CA 92037

Ellen G. Redding                   Vice President,                31,600   (12)          *
Advanced Tissue Sciences, Inc.     Regulatory Affairs
10933 North Torrey Pines Road      and Quality Systems
La Jolla, CA 92037

Michael V. Swanson                 Vice President,               105,000   (11)          *
Advanced Tissue Sciences, Inc.     Finance and
10933 North Torrey Pines Road      Administration
La Jolla, CA 92037

State of Wisconsin Investment Board                            2,204,800                5.6%
P.O. Box 7842
Madison, WI 53707

Directors and executive officers                               4,569,364   (13)        10.8%
as a group (consisting of 13 persons)
_________________
*  Less than one percent.


(1)  Sole voting and investment power unless otherwise stated.

(2) Based on 39,323,373 shares of Common Stock outstanding, plus each beneficial owner's options to purchase shares of Common Stock currently exercisable or becoming exercisable within 60 days and any other benefi-cially owned shares.

(3) Includes options to purchase 1,550,000 shares of Common Stock which are currently exercisable.

(4) Includes 283,616 shares of Common Stock held as custodian for her minor children; and options granted to purchase 725,000 shares of Common Stock which are currently exercisable.

(5) Includes options to purchase (i) 86,666 shares of Common Stock which are currently exercisable and (ii) 16,667 shares of Common Stock becoming exercisable within sixty days.

(6) Includes 4,557 shares of Common Stock held by a trust and options to purchase (i) 66,666 shares of Common Stock which are currently exercisable and (ii) 16,667 shares of Common Stock becoming exercisable within sixty days.

(7) Includes options exercisable to purchase 50,000 shares of Common Stock subject to repurchase rights by the Company.

(8) Includes options to purchase (i) 16,666 shares of Common Stock which are currently exercisable and (ii) 16,667 shares of Common Stock becoming exercisable within sixty days.

(9) Includes options to purchase (i) 83,333 shares of Common Stock which are currently exercisable and (ii) 16,667 shares of Common Stock becoming exercisable within sixty days.

(10) Includes 3,000 shares of Common Stock held by Dr. Wilensky's spouse in a retirement plan and options to purchase (i) 66,666 shares of Common Stock which are currently exercisable and (ii) 16,667 shares of Common Stock becoming exercisable within sixty days.

(11) Beneficial ownership consists of options granted to purchase shares of Common Stock which are currently exercisable.

(12) Includes options to purchase (i) 25,600 shares of Common Stock which are currently exercisable and (ii) 2,000 shares of Common Stock becoming exercisable within sixty days.

(13) Includes options to purchase (i) 2,888,597 shares of Common Stock which are currently exercisable and (ii) 85,335 shares of Common Stock becoming exercisable within sixty days.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") reports on Forms 3, 4 and 5 of initial ownership and of changes in beneficial ownership of Common Stock. Based solely on the Company's review of the reporting forms received by it, and written representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all statements of beneficial ownership required to be filed with the SEC in fiscal 1997 were timely filed.

EXECUTIVE OFFICERS

     The following table names the Company's executive officers as of March 31, 1998. The officers of the Company serve at the discretion of the Board of Directors.



      NAME                     AGE                      POSITION
      ----                     ---                      --------

Arthur J. Benvenuto             54      Chairman of the Board of Directors and
                                        Chief Executive Officer

Dr. Gail K. Naughton            42      Director, President and Chief Operating
                                        Officer

David L. Horwitz, M.D., Ph.D.   55      Senior Vice President, Technology

Julie A. DeMeules               45      Vice President, Human Resources

Terry E. Gibson                 57      Vice President, Operations

Ellen G. Redding                47      Vice President, Regulatory Affairs and
                                        Quality Systems

Michael V. Swanson              43      Vice President, Finance and
                                        Administration



     Information on the business backgrounds of Arthur J. Benvenuto and Dr. Gail K. Naughton is set forth above under the heading "Directors and Nominees."

     David L. Horwitz, M.D., Ph.D. joined the Company as Senior Vice President, Technology, in January 1998. Prior to joining the Company, Dr. Horwitz served as Executive Vice President from March 1995 to September 1997 and Vice President of Medical and Regulatory Affairs from April 1992 to March 1995 at SciClone Pharmaceuticals, a bio-pharmaceutical company. Dr. Horwitz spent ten years at Baxter Healthcare Corporation prior to 1992, most recently as Vice President, Medical & Professional Affairs in the I.V. Systems Division. From 1979 to 1992, Dr. Horwitz was on the faculty at the University of Illinios at Chicago, and from 1972 to 1979 was a faculty member at the University of Chicago. Dr. Horwitz holds an M.B.A. in general management from Lake Forest Graduate School of Management, a Ph.D. in physiology and an M.D. from the University of Chicago, and an undergraduate degree in chemistry and physics from Harvard University.

     Julie A. DeMeules was appointed Vice President, Human Resources, in March 1998, having previously served as Executive Director, Human Resources from December 1992 to March 1998 and as Director, Human Resources from February 1991 to December 1992. Before joining the Company, Ms. DeMeules served as Director, Human Resources at Square D, a producer of computer power supply equipment, from 1990 to 1991 and as Vice President, Human Resources at Signet Armorlite, an optical lens manufacturer, from 1984 to 1990. Prior to 1984, Ms. DeMeules served in human resource positions for nine years in manufacturing and the public sector. Ms. DeMeules holds an M.B.A. from San Diego State University and a B.A. in Business Management from the University of San Diego.

     Terry E. Gibson joined the Company as Vice President, Operations, in April 1992. From October 1990 to April 1992, Mr. Gibson provided consulting services in areas such as strategic planning, facilities planning, and production and operating performance to biotechnology, diagnostic and healthcare companies. Mr. Gibson served as Vice President, Operations for Meridian Diagnostics, Inc., which develops, manufactures and markets diagnostic products, from August 1988 to October 1990. From June 1986 to August 1988, Mr. Gibson was Director of Manufacturing for Ortho Diagnostic Systems Inc., a Johnson & Johnson Company, which produces a full line of diagnostic and blood banking products. Prior to June 1986, he spent over twelve years with Amersham Corporation, a diversified medical, research and industrial products company. Mr. Gibson holds B.S. degrees in Chemistry and Biological Sciences, and Pharmacy and an M.S. in Bionucleonics from Purdue University.

     Ellen G. Redding was appointed Vice President, Regulatory Affairs and Quality Systems in September 1996, having previously served as Executive Director, Regulatory Affairs and Quality Assurance (August 1995 to September
1996), Executive Director, Regulatory Affairs (May 1994 to August 1995), Senior Director, Regulatory Affairs (December 1993 to May 1994), Director, Regulatory Affairs and Quality Assurance (June 1991 to December 1993) and as Senior Manager, Regulatory Affairs and Quality Assurance (September 1990 to June 1991). Before joining the Company, Ms. Redding served as Manager, Regulatory Affairs and Quality Assurance at Ioptex Research, Inc., a manufacturer of implantable optical devices, from 1986 to 1990. From 1985 to 1986, she was a Clinical Research Associate at Intermedics Intraocular, Inc., a manufacturer of implantable optical devices. At Collagen Corporation, from 1984 to 1985, she was the Medical Monitor. Prior to 1984, Ms. Redding spent over thirteen years in the nursing field. Ms. Redding holds an M.S. degree in nursing from the University of Pennsylvania, a B.S. in nursing from Fitchburg State College and a diploma in nursing from Children's Hospital School of Nursing.

     Michael V. Swanson was appointed Vice President, Finance and Administration, of the Company in September 1992, having previously served as Vice President, Finance from June 1991 and as Director of Finance from March 1990. Mr. Swanson served as Director of Finance of Fisher Scientific Group Inc., a health and scientific technology holding company, from June 1987 through August 1989, and at its parent, The Henley Group, Inc., a widely diversified holding company, from June 1986 to June 1987. From July 1977 to June 1986, Mr. Swanson worked for the public accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche LLP) advancing to the position of audit manager. Mr. Swanson received his B.S. in Business Administration from the California Polytechnic State University at San Luis Obispo and received an M.B.A. from the University of Southern California.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned, for services rendered in all capacities to the Company, for each of the last three calendar years by the Company's Chief Executive Officer and each of the four other highest paid executive officers whose salary and bonus for calendar 1997 was in excess of $100,000 (the "Named Executive Officers").

------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------

                                         ANNUAL COMPENSATION
                                        --------------------                    LONG-
                                                                    OTHER       TERM
                                                                    ANNUAL     COMPEN-     ALL OTHER
                                                                    COMPEN-    SATION -     COMPEN-
    NAME AND                   YEAR      SALARY        BONUS        SATION     OPTIONS      SATION
PRINCIPAL POSITION             (1)       ($) (2)      ($) (3)       ($) (4)   (shs) (5)     ($) (6)
------------------           --------- -----------  -----------   ----------- ---------    ---------
Arthur J. Benvenuto            1997      367,028      102,900       1,829            0       1,380
Chairman and Chief             1996      348,750      129,500       1,728      500,000       1,380
Executive Officer              1995      310,000       95,000       1,354            0       1,380

Dr. Gail K. Naughton           1997      279,193       78,400         939            0         470
Director, President and        1996      249,039       92,500         408      500,000         470
Chief Operating Officer        1995      220,000       65,000         306            0         470

Terry E. Gibson                1997      162,163       24,375        1,013      60,000           0
Vice President,                1996      150,019       40,500          900           0           0
Operations                     1995      132,500       23,188          675           0           0

Ellen G. Redding               1997      166,165       33,767          406      30,000           0
Vice President, Regu-          1996      144,615       39,150          331      20,000           0
latory Affairs and             1995      100,086       12,631          174           0           0
Quality Systems

Michael V. Swanson             1997      189,701       47,520          286           0           0
Vice President, Finance        1996      175,448       47,250          257      75,000           0
and Administration             1995      152,539       33,519          189           0           0
==================================================================================================

(1) The periods presented are the calendar years ended December 31, 1997, 1996 and 1995.

(2) Consists of base salary earned (including amounts deferred pursuant to plans established under sections 125 and 401(k) of the Internal Revenue
    Code) by the Named Executive Officers for the periods presented.

(3) Includes bonuses earned, whether or not paid in such year, by the Named Executive Officers. In addition, payment of the 1997 bonuses has been deferred until such time as the Company's manufacturing facility for Dermagraft(R) is approved by the U.S. Food and Drug Administration.

(4) Amounts represent the compensation attributable to life insurance in excess of $50,000 provided the Named Executive Officers under the Company's group life insurance plan for all employees.

(5) During the periods presented, the only form of long-term compensation utilized by the Company has been the grant of stock options. The Company has not awarded restricted stock options or stock appreciation rights, or made any long-term incentive payouts.

(6) Amounts represent the premium paid for term life insurance coverage provided for the Named Executive Officers in addition to their coverage under the Company's group life insurance plan for all employees.

Options.  The following table sets forth the details of options granted to the
--------
Named Executive Officers listed in the Summary Compensation Table during fiscal year 1997 under the Company's 1997 Stock Incentive Plan. No stock appreciation rights (SARs) have been granted by the Company.

------------------------------------------------------------------------------
OPTIONS/SAR GRANTS IN FISCAL YEAR 1997
------------------------------------------------------------------------------


                                       INDIVIDUAL GRANTS                            GRANT DATE VALUE
                      ----------------------------------------------------     ------------------------
                      NUMBER OF       PERCENT OF
                      SECURITIES        TOTAL                                     POTENTIAL REALIZABLE
                      UNDERLYING       OPTIONS                                     VALUE AT ASSUMED
                       OPTIONS\       GRANTED TO      EXERCISE                   ANNUAL RATE OF STOCK
                         SARS         EMPLOYEES       OR BASE                   PRICE APPRECIATION FOR
                       GRANTED        IN FISCAL        PRICE    EXPIRATION         OPTION TERM (3)
                                                                               ------------------------
     NAME             (#) (1)(2)        YEAR           ($/SH)      DATE          5% ($)       10% ($)
     ----             ----------      ----------      --------  ----------     ----------   -----------
Arthur J. Benvenuto          0          0.0%            0.00           0              0              0

Dr. Gail K. Naughton         0          0.0%            0.00           0              0              0

Terry E. Gibson         60,000          8.7%           16.56      9/8/07        624,983      1,583,829

Ellen G. Redding        30,000          4.3%           16.56      9/8/07        312,491        791,915

Michael V. Swanson           0          0.0%            0.00           0              0              0
=======================================================================================================


(1) The exercise price of the options granted during fiscal year 1997 was equal to the closing market price of the Company's Common Stock on the date the option was granted. The options become exercisable in five successive equal annual installments beginning on the first anniversary of the grant date.

(2) All options granted in 1997 to the Named Executive Officers were under the 1997 Plan. The grants are for incentive stock options, except for 29,815 shares to Mr. Gibson and for 14,916 shares to Ms. Redding which are non-statutory stock options.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

Option Exercises and Holdings.  The following table sets forth information
------------------------------
regarding the exercise of options in fiscal year 1997 and the number of options held by the Named Executive Officers listed in the Summary Compensation Table, including the value of such in-the-money options as of December 31, 1997. The closing price of the Company's Common Stock on December 31, 1997 used to calculate such values was $12.375 per share. No SARs have ever been granted by the Company.

------------------------------------------------------------------------------
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997
AND OPTION/SAR VALUES AS OF DECEMBER 31, 1997
------------------------------------------------------------------------------


                             SHARES                     NUMBER OF               VALUE OF UNEXERCISED
                            ACQUIRED                UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                               ON       VALUE         AT YEAR END (#)             AT YEAR END ($)
                                                 --------------------------  -------------------------
                            EXERCISE  REALIZED     EXERCIS-       UNEXER-      EXERCIS-      UNEXER-
     NAME                     (#)       ($)          ABLE         CISABLE        ABLE        CISABLE
     ----                   --------  --------   -----------    -----------  ------------  -----------
Arthur J. Benvenuto              0         0      1,450,000       400,000     11,243,250           0

Dr. Gail K. Naughton             0         0        625,000       400,000      3,679,125           0

Terry E. Gibson                  0         0         75,000        60,000        103,125           0

Ellen G. Redding                 0         0         27,600        50,000        128,100      26,000

Michael V. Swanson               0         0         90,000        60,000        498,750           0
======================================================================================================


Employment Agreements/Change in Control Arrangements.  The Company has no
-----------------------------------------------------
employment agreements with any of the Named Executive Officers or any of its other employees. In the event the Company is acquired by merger, consolidation or asset sale, outstanding options which are not assumed by the successor corporation, or replaced with a comparable option to purchase shares of the capital stock of the successor corporation, are to be automatically accelerated in full, except to the extent such acceleration is otherwise limited by the terms of the instrument evidencing such grant. The Compensation Committee or the full Board of Directors has the discretionary authority, exercisable either in advance or at the time of certain hostile changes in control of the Company (whether effected through a tender offer for outstanding shares of the Company's outstanding stock or a proxy contest for Board of Directors membership), to provide for the automatic acceleration of one or more such option grants outstanding at the time of such a hostile change in control. They also have the authority to condition any such option acceleration upon the subsequent termination of the optionee's service within a specified period following the change in control. All outstanding options held by the executive officers are either fully exercisable or provide for automatic acceleration upon the involuntary termination of the officers' employment following an acquisition of the Company by merger or asset sale or upon a hostile change of control.

Compensation Committee Interlocks and Insider Participation.  No member of the
------------------------------------------------------------
Compensation Committee is a former or current officer or employee of the Company. See "Directors and Nominees" and "Board Meetings and Committees" for a discussion of the Compensation Committee members' background and relationship to the Company. No officers of the Company serve or have ever served on compensation committees of entities at which Board members serve or have served as officers.

COMPENSATION COMMITTEE REPORT

     The report set forth below has been provided by the Compensation Committee and describes the philosophy and process considered by the Compensation Committee in administering the Company's executive compensation program.

------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT*
------------------------------------------------------------------------------
     The Company's executive compensation program is administered by the Compensation and Stock Option Committee. The executive compensation program is structured and administered to support the Company's mission, strategy and values.

Compensation Philosophy

     The Company's executive compensation program has been designed to enable the Company to attract, motivate and retain senior management by providing what the Company believes is a competitive total compensation package based on performance. The executive compensation program is composed of three principal elements: (1) competitive base salaries which reflect individual performance, (2) annual performance-based incentive opportunities which are variable and payable in cash for the achievement of corporate goals (as discussed below under "Compensation of the Chief Executive Officer") approved by the Compensation Committee and individual goals established in consultation with the Chief Executive Officer, and (3) long-term stock-based incentive opportunities pursuant to a stock option plan geared to strengthen the mutuality of interests between senior management and the Company's stockholders.

     As an executive officer's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives, causing greater variability in the individual's absolute compensation level from year to year. In addition, the higher that one rises in the organization, the greater the mix of compensation shifts to reliance on the value of the Company's Common Stock through stock-based awards.

     As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation does not apply to compensation paid to the Named Executive Officers which qualifies as performance-based compensation. The Compensation Committee has not and does not intend to set compensation levels which would exceed the $1 million limit in 1998. Any compensation deemed paid in connection with the exercise of options granted under the Company's 1997 Stock Incentive Plan (the '1997 Plan") will qualify as performance-based compensation.

The Compensation Process

     Early in each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and the Vice President, Human Resources, an annual salary plan for the Company's executive officers. This salary plan is based on industry, peer group and national surveys conducted by a nationally-recognized compensation consulting firm which specializes in the biotechnology/biomedical industries, and performance evaluation based upon past and expected future contributions of the individual executive officers. In particular, the Compensation Committee obtains and reviews comparative total compensation figures from (i) a group of approximately 60 diverse public companies in the biomedical/biotechnology industries with greater than 150 but less than 500 employees, (ii) a select group of approximately 44 companies which are considered leaders in the biotechnology industry by virtue of their market capitalization, and (iii) a select group of public biotechnology companies at a similar stage of development.

     Base salary levels for each of the Company's executive officers, with the exception of the Chief Executive Officer, are established annually within ranges determined by analysis of comparative compensation. The mid-point of such ranges is designed to be comparable to the 50th percentile of survey data obtained as set forth above. Under the Company's bonus program, each executive officer may earn an annual targeted cash incentive which is calculated as a percentage of such officer's base salary, 50% of which is based on the accomplishment of corporate goals (which are the same as those discussed below for the Chief Executive Officer) and 50% on the achievement of individual goals set at the beginning of each year. Such targeted cash incentive amounts range from approximately 27% to approximately 37% depending on the level of the executive officer.

     Long-term incentive compensation is provided through stock options which are granted to executive officers of the Company upon hire. The amount of stock options granted is a function of position and level of responsibility, and options become exercisable in equal annual installments over a five-year period. The Compensation Committee, in its discretion, may grant additional options to executive officers, including the Chief Executive Officer, for increases in level of responsibility and promotions, in recognition of sustained exceptional performance or annually based upon company and individual performance.

     Each year, the Compensation Committee has retained an outside, independent compensation consulting firm, which specializes in the biotechnology/biomedical industries, to review and evaluate the Company's process of establishing, reviewing and adjusting the compensation of the Company's executive officers. After its most recent review, conducted in March 1998, such consulting firm concluded that the process presently employed by the Company in obtaining, analyzing and employing comparative data, and implementing the Company's compensation programs for the Company's executive officers and for the Chief Executive Officer, is consistent with industry norms and appropriate and reasonable under the circumstances.

Compensation of the Chief Executive Officer

     The Compensation Committee annually reviews and fixes the base salary of the Chief Executive Officer based in part on the competitive compensation data discussed above, and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its development. As the Company has only during the past year introduced its first therapeutic products, profitability of the Company has not been considered in setting the Chief Executive Officer's compensation;

however, the Committee does consider a number of financial factors, including the Company's ability to secure financing, expense reduction and control, and the efficient use of working capital to achieve corporate goals. In determining the Chief Executive Officer's base salary for each year, the Committee also considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company's strategic direction. The annual cash bonus paid to the Chief Executive Officer, if any, is entirely dependent on the accomplishment by the Company of certain corporate goals established by management and approved by the Board of Directors near the commencement of each fiscal year. Factors considered by the Compensation Committee in determining the Chief Executive Officer's annual base salary and bonus, if any, are not subject to any specific weighting or formula.

     In determining the Chief Executive Officer's base salary for 1997 as reported in the cash compensation table, the Compensation Committee considered 1996 accomplishments as well as the comparative competitive compensation data and performance factors discussed above. The major accomplishments of the Company in 1996 which the Committee considered included: (i) the recommendation for approval of Dermagraft-TC(R), the Company's first therapeutic product, by an independent advisory committee convened by the U.S. Food and Drug Administration (the "FDA"); (ii) successful inspection of the Company's manufacturing facility for Dermagraft-TC, which is required for marketing approval; (iii) submission of a Premarket Approval ("PMA") application for Dermagraft in the treatment of diabetic foot ulcers under the FDA's expedited review process; (iv) submission of an Investigational Device Exemption ("IDE") for a pilot clinical trial of tissue engineered articular cartilage; (v) entering into agreement for a fifty-fifty joint venture with a worldwide leader in wound care for the global commercialization of Dermagraft in the treatment of diabetic foot ulcers; and (vi) obtaining financing.

     In determining the Chief Executive Officer's bonus eligibility for 1997, the Committee considered the Chief Executive Officer's role in the Company's achievement of corporate objectives, however, payment of 1997 bonuses for the Chief Executive Officer and other executive officers has been deferred until such time as the Company's manufacturing facility for Dermagraft is approved by the FDA. The corporate objectives considered by the Committee in determining the Chief Executive Officer's 1997 bonus were as follows: (i) the approval and launch of Dermagraft-TC by the FDA for full-thickness burns;
(ii) filing and approval for the use of Dermagraft-TC in partial-thickness burns (iii) completing the expansion and validation of the manufacturing facility to support the launch of Dermagraft; (iv) approval and launch of Dermagraft for treatment of diabetic foot ulcers in Canada and the United Kingdom, respectively; (v) establishing systems and processes to support the ongoing commercialization of products; (vi) advancing the development of tissue engineered cartilage and cardiovascular products; (vii) progress in developing and managing strategic relationships; and (viii) obtaining financing.

David S. Tappan, Jr., Chairman       Jack L. Heckel              Dayton Ogden
==============================================================================

* The Compensation Committee Report is (i) not "soliciting material," (ii) not deemed filed with the Securities and Exchange Commission and (iii) not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

     The following chart compares the cumulative total stockholder return on the Company's Common Stock over the five-year period ended December 31, 1997 with the cumulative total return for (i) the NASDAQ Stock Market (U.S. Companies), (ii) the NASDAQ Pharmaceutical Index and (iii) the Chicago Board of Exchange (CBOE) Biotech Index through 1996. The NASDAQ Pharmaceutical index replaces the CBOE Biotech Index, used in this comparison in previous years, which the CBOE stopped publishing during 1997. The CBOE index was a price weighted, not a market weighted index. The chart assumes $100 invested on January 1, 1992 and that dividends are reinvested.

-------------------------------------------------------------------------------
COMMON STOCK PERFORMANCE
-------------------------------------------------------------------------------

                       (Performance Graph appears here)



                                          1992   1993   1994   1995   1996   1997
                                          -----  -----  -----  -----  -----  -----

Advanced Tissue Sciences, Inc.            $ 100  $  59  $  59  $  72  $  68  $  88
NASDAQ Stock Market (US)                  $ 100  $ 115  $ 112  $ 159  $ 195  $ 240
NASDAQ Pharmaceutical Index               $ 100  $  89  $  67  $ 123  $ 123  $ 127
Chicago Board of Exchange Biotech Index   $ 100  $  74  $  65  $ 106  $ 100


There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The market price of the Company's stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. The Company does not make or endorse any prediction as to future stock performance. In addition, the Common Stock Performance chart above is
(i) not "soliciting material," (ii) not deemed filed with the Securities and Exchange Commission and (iii) not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.
===============================================================================

CERTAIN TRANSACTIONS

     The Company has entered into indemnification agreements with each of its directors and officers which provide such individuals with indemnification rights, which are in addition to those provided by the Company's Bylaws. One significant difference between the indemnification rights provided under the Company's Bylaws and those provided under the indemnification agreements is that, under the Bylaws determinations are made on a case-by-case basis that the individual claiming indemnity meets certain specified standards of conduct. Under the indemnification agreements, a determination that a director or officer has met these standards is not required for such indemnity, although the agreements exclude indemnity for conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. The Company also currently maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     On March 31, 1998, Arthur J. Benvenuto, Chairman of the Board and Chief Executive Officer, and Dr. Gail K. Naughton, President and Chief Operating Officer, were indebted to the Company in the amount of $1,110,058 (including $191,558 representing accrued interest) and $413,005 (including $63,005 representing accrued interest), respectively. Mr. Benvenuto's loan was for the exercise of an employee stock option and is evidenced by a promissory note bearing interest at the rate of 6.75% per annum with principal and interest due in May 1999. Dr. Naughton's loan bears interest at the rate of 6.75% per annum and is due in July 1999. Each loan is secured by shares of Common Stock of the Company and becomes due and payable within 180 days of termination (other than due to death or disability). In addition, Mr. Benvenuto and Dr. Naughton must each use the proceeds from the sale of shares of the Company's Common Stock securing such loans to repay amounts owing under his or her loan.


                                  PROPOSAL 2
                             SELECTION OF AUDITORS

     Subject to stockholder approval at the Annual Meeting, the Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending December 31, 1998. Ernst & Young was first engaged as the Company's independent auditors for the fiscal year ended January 31, 1991. The affirmative vote of a majority of the votes cast on this Proposal 2 shall constitute approval of Ernst & Young as the Company's independent auditors for calendar year 1998.

     A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                     PROPOSALS FOR THE 1999 ANNUAL MEETING

     The next annual meeting of stockholders is scheduled to be held in May 1999. Stockholder proposals for inclusion in the Company's proxy statement for that meeting must be received at the Company's principal office not later than December 31, 1998. Stockholder proposals must be mailed to the Company's principal executive office at 10933 North Torrey Pines Road, La Jolla, California 92037 to the attention of the Corporate Secretary.

                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. The Company's Annual Report to Stockholders for the year ended December 31, 1997 is enclosed herewith.

     Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

                                        By Order of the Board of Directors,



                                        Richard A. Fink
                                        Secretary

La Jolla, California
April 17, 1998

(Proxy Card - Front)


                        ADVANCED TISSUE SCIENCES, INC.
           10933 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints Arthur J. Benvenuto and Dr. Gail K. Naughton, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Advanced Tissue Sciences, Inc. (the "Company") which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the following manner:

               (continued and to be signed on the reverse side)

(Proxy Card - Back)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


   --------------------          ------------
      ACCOUNT NUMBER                COMMON


1. TO ELECT THE FOLLOWING EIGHT-MEMBER BOARD OF DIRECTORS to serve until their successors have been duly elected and qualified: Arthur J. Benvenuto; Dr. Gail K. Naughton; Jerome E. Groopman, M.D.; Jack L. Heckel; Ronald L. Nelson; Dayton Ogden; David S. Tappan, Jr.; and Dr. Gail R. Wilensky. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)


        [ ]  FOR all nominees above           [ ]  WITHHOLD AUTHORITY
             (except as marked to the              to vote for the nominees
             contrary)                             listed above


     To withhold authority to vote for any nominee, strike a line through the nominee's name set forth above. In the event a nominee is unable or declines to serve, this proxy will be voted in the election of directors in the manner described in the Proxy Statement for the 1998 Annual Meeting of Stockholders.


2. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

         [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponements thereof.

                                  Please sign exactly as name appears hereon.
                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                  Dated: ___________________________, 1998


                                  -----------------------------------------
                                                 (Signature)


                                  -----------------------------------------
                                          (Signature if held jointly)


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED
                    SELF-ADDRESSED STAMPED ENVELOPE.